Exhibit 99.1

Originators	Morgan Stanley	76.87	FICO	691	California	41.70
	Wilmington	7.82	LTV	77.86	Florida	8.73
	Wachovia	5.65	2nds	0.00	Nevada	6.71
Servicers	CMC	93.88	Full/Alt Doc	10.33	New Jersey	3.98
	Wachovia	3.29	IO	90.65	Maryland	3.81
	IndyMac	2.83	Investor %/FICO/OLTV	16.56%/711/82.78%

Queue Status	Balance
Current	99.5%
30	0.5%